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                                                                   Exhibit 23(a)

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 9, 1999, which includes an explanatory paragraph stating that Bell Atlantic Corporation changed its method of accounting for directory publishing revenues and expenses, on our audits of the consolidated financial statements and financial statement schedule of Bell Atlantic Corporation and its subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

We also consent to the reference to our firm under the caption "Experts."

                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP

April 13, 1999